LEASE AGREEMENT 104 AMENDMENT NO. 1


          THIS LEASE AGREEMENT 104 AMENDMENT NO. 1 ("Amendment"), dated as of December 22, 1995, is by and between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee ("Lessor") and CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee").

                            RECITALS

          (A) Pursuant to that certain Lease Agreement 104, dated as of July 15, 1994, as more specifically defined on Appendix A attached hereto (the "Lease"), Lessor agreed to lease and Lessee agreed to take on lease one Boeing model 757-224 aircraft bearing manufacturer's serial number 27294 and two RB211-535E4-B-37 engines bearing manufacturer's serial numbers 31268 and 31269 (the "Aircraft") upon the terms and conditions contained in the Lease.

          (B) It is a condition precedent to the obligations of General Electric Company under that certain Purchase, Assignment and Assumption Agreement, dated as of December 22, 1995, by and between General Electric Company and Gaucho-2 Inc. that the Lease would be amended as set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

                            AGREEMENT

          A. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Lease as such Annex A is amended hereby.

          B. LEASE AMENDMENTS. Lessor and Lessee agree that, effective as of the date hereof, the Lease is hereby amended as follows:

          (1)  Amendments to Annex A.

               (a) Annex A to the Lease is hereby replaced in its entirety by the revised Annex A attached to this Amendment as Annex A.

          (2)  Amendments to Annex B.

               (a) Annex B to the Lease (but not the exhibits thereto) is hereby replaced in its entirety by the revised
     Annex B attached to this Amendment as Annex B.

               (b) Exhibit B-3 to Annex B to the Lease is hereby amended by deleting item 21 thereto and inserting the following new item 21 in lieu thereof:

               21. Landing Gear Overhaul Records, including LLP status

          (3)  Amendments to Basic Rent ProvisionsSections.
3.2.1(a), (b) and (c) of the Lease are hereby amended and restated in their entirety to read as follows:

               (a) During the Base Lease Term, Lessee shall pay to Lessor, on each Payment Date, in the manner and in funds of the type specified in Section 3.3, Basic Rent in the amount equal to the percentage of Lessor's Cost specified in
     Schedule 2 for such Payment Date, as such amount (i) may be adjusted pursuant to Section 3.2.1(b) or (ii) increased in an amount equal to any increase in the amount of interest due on the Equipment Notes on the relevant Payment Date as a result of the resetting of the rate of interest on the Equipment Notes as required by the terms thereof after the consummation of the Refinancing Transaction.

               (b) The percentages of (i) Basic Rent, Stipulated Loss Value and Termination Value set forth in Schedules 2, 3 and 4, respectively, shall be appropriately adjusted (upward or downward) in the manner set forth in Section 3.2.1(c),
     (x) as contemplated by Section 4 of the Refinancing Agreement or Section 13 of the Participation Agreement, to reflect a transaction described in either such Section and subject to the terms therein or (y) to reflect the resetting of the rate of interest on the Loan Certificates as provided in Schedule 5 to the Participation Agreement and (ii) Stipulated Loss Value and Termination Value shall be adjusted and recomputed in accordance with, and to the extent required by the Tax Indemnity Agreement. Any adjustment described in this Section 3.2.1(b) shall be set forth in an amendment to this Lease to be prepared by Lessor, executed and delivered by Lessor and Lessee, and filed with the FAA, all at the sole cost and expense of Lessee, and a copy of such amendment shall be provided to Mortgagee; provided, however, that the execution, delivery and filing of such amendment shall not be a condition to the effectiveness of any adjustment required by the terms hereof.

               (c) All adjustments pursuant to Section 3.2.1(b) shall be made, in the case of an adjustment pursuant to
     Section 4 of the Refinancing Agreement or Section 13 of the Participation Agreement, at the time of closing the transactions described therein and otherwise as promptly as practicable after either Owner Participant or Lessee gives notice to the other that an event has occurred that requires an adjustment. All such adjustments shall be made in a manner that (i) maintains the Net Economic Return to Owner Participant and (ii) to the extent possible consistent with clause (i), minimizes the Net Present Value of Rents to Lessee; provided, however, that payments of Basic Rent hereunder shall, notwithstanding any such adjustment, be payable in consecutive quarterly installments, subject always to the provisions of Section 3.2.1(e). Any recalculation of the percentages of Basic Rent, Stipulated Loss Value and Termination Value shall be prepared by Owner Participant, subject to verification at the request of Lessee in accordance with Section 3.2.1(d), on the basis of the same methodology and assumptions used by Owner Participant in determining the percentages of Basic Rent, Stipulated Loss Value and Termination Value as set forth on
     Schedule 6 to the Participation Agreement (including compliance with Revenue Procedures 75-21 and 75-28 and
     Section 467 of the Code), except as such assumptions have been modified to reflect the events giving rise to adjustments hereunder. Promptly after an adjustment is made hereunder, Owner Participant shall deliver to Lessee a description of such adjustment, setting forth in reasonable detail the calculation thereof. All adjustments shall (y) be made so as to avoid characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and to avoid any additional risk of such characterization and (z) be in compliance with the requirements of Revenue Procedure 75-21 and Sections 4.02(5), 4.07(1) and, on a prospective basis, 4.08(1) of Revenue Procedure 75-28. For purposes of this
     Section 3.2.1(c), adjustments to Basic Rent shall be considered to comply with Section 467 and not to result in recharacterization of the Lease as a "disqualified leaseback or long-term agreement" if (i) application of Section 467 does not result in acceleration of recognition of rental income or (ii) Section 467 does require acceleration of recognition of rental income, but the adjustments to Basic Rent maintain Owner Participant's Net Economic Return notwithstanding such acceleration.

          (4)  Amendments to Reflect Payment of Basic Rent in
Arrears.

          (a) Section 9.3(a)(iv) of the Lease is hereby amended and restated in its entirety to read as follows:

               (iv) Lessee shall also pay all other amounts due and payable by Lessee to Lessor or Owner Participant under this Lease (other than the portion of any Basic Rent due on such Termination Date that is payable in advance), the Participation Agreement or any other Operative Agreement (including, without limitation, (A) Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Loan Certificates upon redemption of such Loan Certificates in accordance with Section 2.10(b) (B) all interest charges provided for hereunder or under any other Operative Agreement with respect to the late payment of any amounts, so payable, and (C) the out-of-pocket fees and expenses incurred by Lessor and Owner Participant in connection with such termination and sale).

          (b) The proviso at the end of Section 10.1.2(a)(i) of the Lease is hereby amended and restated in its entirety to read as follows:

                    provided that, in the event that a Payment
          Date shall occur (x) on or after the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid Rent, and (y) on or before the date of payment of the amounts specified above in this subparagraph (i), then Lessee shall pay the Basic Rent or the Renewal Rent, as the case may be, due on such Payment Date, and to the extent such Basic Rent or Renewal Rent constitutes payment in advance, thereupon such amounts payable under this subparagraph (i) shall be reduced by the amount of such payment of Basic Rent or Renewal Rent, as the case may be.

          (5) Amendments to Default Provisions. Section 14 of the Lease is hereby amended by adding the following additional
Lease Event of Default:

               14.8  Cross-Defaults

               A Lease Event of Default (as such term is defined in each Operative Lease) shall have occurred and be continuing under any other Operative Lease.

          (6)  Amendments to Schedules.

               (a) The term Payment Date set forth on Schedule 1 to the Lease is hereby amended and restated in its entirety to read as follows:

          Payment Date   January 15, 1996 and each April 15, July
                         15, October 15 and January 15 thereafter during the Term or, if any such day is not a Business Day, the immediately succeeding Business Day.

               (b) Schedule 2 to the Lease is hereby replaced in its entirety by the revised Schedule 2 attached to this Amendment as Amended Schedule 2.

               (c) Schedule 3 to the Lease is hereby replaced in its entirety by the revised Schedule 3 attached to this Amendment as Amended Schedule 3.

               (d) Schedule 4 to the Lease is hereby replaced in its entirety by the revised Schedule 4 attached to this Amendment as Amended Schedule 4.

          C. ENTIRE AGREEMENT. This Amendment is intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto and supersedes any prior or contemporaneous agreements, whether oral or in writing with respect to the subject matter hereof.

          D. STATUS OF LEASE. This Amendment shall be construed in connection with, and as a part of, the Lease. The terms, conditions, covenants, representations, agreements, rights, remedies, powers and privileges set forth in the Lease, as modified hereby, are hereby confirmed in all respects by the parties hereto and shall continue in full force and effect.

          E. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in the applicable jurisdiction) no security interest in Lessor's right, title and interest in and to this Amendment may be perfected through the delivery or possession of any counterpart of this Amendment other than the counterpart which has been marked "Original" on the signature page thereof.

          IN WITNESS WHEREOF, this Amendment has been executed on behalf of each of the parties as of the date first written above.

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION,
                                 not in its individual capacity,
                                 except as expressly provided
                                 herein, but solely as Owner
                                 Trustee under the Trust
                                 Agreement, as Lessor



                              By:  /s/ Greg A. Hawley
                                 --------------------------------
                                 Name:  Greg A. Hawley
                                 Title:  Assistant Vice President



                              CONTINENTAL AIRLINES, INC.
                                 as Lessee



                              By:  /s/ Gerald Laderman
                                 --------------------------------
                                 Name:  Gerald Laderman
                                 Title:  Vice President

                           APPENDIX A


Lease Agreement 104, dated as of July 15, 1994, between First Security Bank of Utah, National Association, as lessor, and Continental Airlines, Inc., as lessee, which was recorded by the Federal Aviation Administration on August 25, 1994, and assigned Conveyance No. Q56551, as supplemented by the following described instrument:





                     Date of           FAA              FAA
Instrument          Instrument    Recording Date   Conveyance No.
- ----------------    ----------    --------------   --------------
Lease Supplement
No. 1                07/29/94        08/25/94          Q56551

                             ANNEX A

                           DEFINITIONS

GENERAL PROVISIONS

     (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

          (i) each of "Lessee," "Lessor," "Owner Trustee," "Owner Participant," "Loan Participant," "Loan Trustee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

          (ii) words importing the plural include the singular and words importing the singular include the plural;

          (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

          (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date, and thereafter from time to time;

          (v)  the words "Agreement," "this Agreement," "hereby,"
     "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

          (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

          (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

     (b)   Each exhibit, annex and schedule to each Operative
Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

     (c)   Unless otherwise defined or specified in any Operative
Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

     (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

                       DEFINED TERMS

     "Act" means the Federal Aviation Act of 1958.

     "Actual Knowledge" means (a) as it applies to Owner Trustee or Loan Trustee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Lessee or Owner Participant, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee, respectively, or any other officer of Owner Participant or Lessee, respectively, in each case having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Lessee, Owner Participant, Owner Trustee and Loan Trustee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee or Loan Trustee, such notice having been given pursuant to Section 19.7 of the Participation Agreement.

     "Additional Insured" is defined by reference to Section 11 of the Lease.

     "Adverse Change in Tax Law" means (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the transactions contemplated by the Participation Agreement and the other Operative Agreements anticipated by Lessee or (b) for Owner Participant, any Change in Tax Law that would adversely affect any of the following tax assumptions:

          (i) For federal income tax purposes, the Lease will be a "true" lease for purposes of the Code and Owner
     Participant will be treated as the owner of the Aircraft and Lessee will be treated as the lessee thereof;

          (ii)  For federal income tax purposes, Owner
     Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor's Cost of the Aircraft; and

          (iii)  For federal income tax purposes, Owner
     Participant will be entitled to deductions for interest payments on the Equipment Notes.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Aircraft" means, collectively, the Airframe and Engines.

     "Aircraft Bill of Sale" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer to Owner
Trustee on the Delivery Date.

     "Aircraft Documents" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), the Lease or the Maintenance Program to be maintained with respect to the Aircraft, Airframe, Engines or Parts, or that are of a type required to be delivered by Lessee upon return of the Aircraft, Airframe or Engines under Section 5 of the Lease; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, in accordance with the Lease, the Maintenance Program or such FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (provided that all such materials shall be maintained in the English language); and such term shall include, without limitation, the documents described in Section N of Annex B to the Lease.

     "Airframe" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

     "Airframe Manufacturer" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of the Aircraft, Airframe, Engines or Parts (other than BFE and other than any Parts incorporated or installed in or attached or appurtenant to the Aircraft, Airframe or any Engine after delivery of the Aircraft, Airframe and Engine to Tramco, Inc. prior to the Delivery Date) under the Purchase Agreement or any other contract or other services provided for thereunder or related thereto.

     "Amortization Amount" means, with respect to any Equipment
Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Date on the Amortization Schedule by the Original Amount of such Equipment
Note.

     "Amortization Schedule" means, with respect to each Equipment Note, the amortization schedule for the Equipment Notes delivered pursuant to Section 2.02 of the Trust Indenture or, if a revised amortization schedule shall be established pursuant to
Section 13 of the Participation Agreement, the amortization schedule so established.

     "Appraiser" means a firm of internationally recognized, independent aircraft appraisers.

     "APU" means the auxiliary power unit installed on the Aircraft on the Delivery Date, whether or not installed on the Aircraft from time to time thereafter, unless title to such APU shall not be vested in Lessor in accordance with Section 8.1 of the Lease, and any replacement or substituted auxiliary power unit installed on the Aircraft in accordance with the Lease.

     "Aviation Authority" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government
Entity under and in accordance with Section 7.1.2 of the Lease, such other Government Entity.

     "Bankruptcy Code" means the United States Bankruptcy Code,
11 U.S.C. Sections 102 et seq.

     "Base Lease Term" means the period beginning on and including the Commencement Date and ending on the Scheduled
Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Basic Rent" means the rent payable for the Aircraft pursuant to Section 3.2.1(a) of the Lease.

     "Beneficial Owner" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

     "BFE" means all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature sold by Lessee to Owner Trustee pursuant to the BFE Bill of Sale.

     "BFE Amount" means the amount paid by Owner Trustee to Lessee to purchase the BFE, and is designated by Dollar amount in
Schedule 4 to the Participation Agreement.

     "BFE Bill of Sale" means the full warranty bill of sale executed by Lessee in favor of Owner Trustee, dated the Delivery
Date, identifying and covering the BFE.

     "Bills of Sale" means the FAA Bill of Sale, the Aircraft
Bill of Sale and the BFE Bill of Sale.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas or Salt
Lake City, Utah.

     "Cash Equivalents" means the following securities (which shall mature within 90 days of the date of purchase thereof):
(a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Loan Trustee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. equal to A1 or higher.

     "Certificate Holder" means Note Holder.

     "Change in Tax Law" means any amendment, modification, addition or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return (other than a change in the alternative minimum tax or other change that results in Owner Participant being subject to alternative minimum tax or unable to fully utilize tax benefits because of its particular tax situation).

     "Citizen of the United States," unless otherwise defined, is as defined in Section 102(16) of the Act and in the FAA
Regulations.

     "Closing" means the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

     "Code" means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

     "Commencement Date" is defined in Schedule 1 to the Lease.

     "Commitment" means, for any Participant, the amount of its participation in the payment of Lessor's Cost.

     "Commitment Termination Date" is defined in Schedule 4 to the Participation Agreement.

     "Consent and Agreement" means the Manufacturer Consent and Agreement 104, dated as of even date with the Participation
Agreement, of Airframe Manufacturer.

     "Continuous Stay Period" is defined in Section 4.04(a) of the Trust Indenture.

     "Corporate Trust Department" or "Trust Office" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Loan Trustee and each Note Holder.

     "Corporate Trust Office" means the principal office of Loan Trustee located at Loan Trustee's address for notices under the Participation Agreement or such other office at which Loan Trustee's corporate trust business shall be administered which Loan Trustee shall have specified by notice in writing to Lessee, Owner Trustee and each Note Holder.

     "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

     "Damage Payment Threshold" is defined in Schedule 1 to the Lease.

     "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture, subject to (i) increase pursuant to Paragraph B of Schedule 5 of the Participation Agreement, and (ii) redetermination in respect of the second of the two Funding Periods, in accordance with Schedule 5 of the Participation Agreement.

     "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

     "Definitive Purchase Notice" is defined in Section 17.1 of the Lease.

     "Delayed Delivery Date" means a delayed Delivery Date notified to each Participant, Owner Trustee and Loan Trustee by Lessee pursuant to Section 5.3.1 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Delivery Date" means the Business Day specified in Lease
Supplement No. 1 as the date on which, among other things, the Aircraft is delivered to and accepted by Lessee under the Lease and the Closing occurs.

     "Dollars," "United States Dollars" or "$" means the lawful currency of the United States.

     "DOT" means the Department of Transportation of the United
States or any Government Entity succeeding to the functions of such Department of Transportation.

     "Enforcement Date" is defined in Section 4.03 of the Trust
Indenture.

     "Engine" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Airframe on delivery thereof pursuant to the Lease, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and
(b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

     "Engine Consent and Agreement" means the Engine Manufacturer
Consent and Agreement 104 dated as of even date with the Participation Agreement, of Engine Manufacturer.

     "Engine Manufacturer" means Rolls-Royce plc, a corporation organized under the laws of England.

     "Equipment Note Register" is defined in Section 2.07 of the Trust Indenture.

     "Equipment Notes" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section
2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any other Equipment Note.

     "ERISA" means the Employee Retirement Income Security Act of
1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

     "Event of Default" is defined in Section 4.02 of the Trust
Indenture.

     "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

     (a) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use;

     (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

     (c) any loss of such property or loss of use of such property for a period of 90 days or more as a consequence of any theft, hijacking or disappearance of such property;

     (d) any seizure, condemnation, confiscation, taking or requisition of title to such property by any Government
          Entity or purported non-U.S. Government Entity;

     (e) any seizure, condemnation, confiscation, taking or requisition of use of such property that continues until the earliest of (i) the last day of the Term,
          (ii) the date upon which the Aircraft is modified, altered or adapted in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (iii) the date on which such property is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such property pursuant to the Lease (unless an indemnity in lieu of insurance is provided to Lessor and Loan Trustee in accordance with Section 11.4 of the Lease) or (iv) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (iv) shall not apply to such loss of use); and

     (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period expiring on the earlier to occur of (i) the last day of the Term or (ii) the date that is 180 days following commencement of such prohibition, provided that if Lessee, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, then the date that is 360 days following commencement of such prohibition.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that, for purposes of clauses (c), (e) and
(f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

     "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 10 of the Participation Agreement or any corresponding payments under the Trust Indenture, (ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section 11.3 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) all payments, if any, required to be made from the proceeds of collateral securing any obligation of Lessee to Owner Participant or any Affiliate thereof (provided that no such payment shall in any event constitute, or have the effect of, a release, discharge or satisfaction in whole or in part of any obligation or liability of Lessee under any of the Operative Agreements to make any payment or render any performance to or for the benefit of any other Person (including, without limitation, Lessor's obligation to pay Rent to the Loan Trustee in accordance with the Lease and the Trust Indenture)), (vi) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (i) through (v) above, (vii) any right to enforce the payment of any amount described in clauses (i) through (vi) above (provided, that the rights referred to in this clause (vii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (viii) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

     "Expenses" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims (including, without limitation, claims or liabilities based or asserted upon
(a) negligence, (b) strict or absolute liability, (c) liability in tort, (d) infringement of patent, trademark or other property or other right and (e) liabilities arising out of violation of any Law), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation), including, without limitation, all such costs, expenses and disbursements incurred by any person in asserting or establishing, or in defending any claims arising out of its assertion of, any rights it may have under, or its cooperation in connection with any Expenses indemnified pursuant to, Section 10 of the Participation Agreement.

     "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

     "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Delivery Date by Airframe
Manufacturer.

     "FAA Filed Documents" means the Lease, Lease Supplement No.
1, the Trust Indenture, the Trust Agreement, the Trust Indenture
Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner
Trustee.

     "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

     "Fair Market Rental Value" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the First Renewal Lease Term or Second Renewal Lease Term, as the case may be, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made quarterly, and (c) the Aircraft would be leased during any such Renewal Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

     "Fair Market Sales Value" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

     "Financing Statements" means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements (a) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Loan Trustee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Loan Trustee, is necessary to perfect its Lien on the Trust Indenture Estate, (b) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Loan Trustee as assignee of Owner Trustee, for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Loan Trustee, is reasonably desirable and (c) for purposes of Section
6.1.2 of the Participation Agreement only, terminating the lien of (i) the Purchase Contract Security Agreement dated December 7, 1993, between Lessee and Engine Manufacturer and (ii) the 757 Purchase Agreement Assignment dated February 7, 1994 between Lessee and Airframe Manufacturer.

     "First Renewal Lease Term" means, if Lessee exercises its option to renew the Lease at the end of the Base Lease Term pursuant to and in accordance with Section 17.2 of the Lease, the period commencing on the first day following the Scheduled Expiration Date, and ending on the First Renewal Term Expiration Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "First Renewal Term Expiration Date" means the first anniversary of the Scheduled Expiration Date.

     "First Security" means First Security Bank of Utah, National
Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

     "Funding Period" means, unless otherwise expressed, each of the two successive periods, the first commencing upon the Delivery Date and ending on (but excluding) the Payment Date next preceding the tenth anniversary of the Delivery Date and the second commencing on such Payment Date and ending on (but excluding) the final maturity date of the Equipment Notes.

     "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

     "General Electric Company" means General Electric Company, a
New York corporation and any Affiliate thereof.

     "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

     "GTA" means the Purchase Contract reference RR/CAL/DEG 2124 dated December 7, 1993, by and between Engine Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements that by their terms constitute part of such Purchase Contract), to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Inclusion" is defined in the Tax Indemnity Agreement in which General Electric Company is Owner Participant.

     "Inclusion Event" is defined in the Tax Indemnity Agreement in which Gaucho-2 Inc. is Owner Participant.

     "Indemnitee" means (a) First Security and Owner Trustee, (b) WTC and Loan Trustee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture,
(d) each Participant, (e) Owner Participant Parent (but only in its capacity as issuer of the Owner Participant Guaranty), (f) the Trust Estate and the Trust Indenture Estate, (g) each Affiliate of the persons described in clauses (a) through (e), inclusive, (h) the respective directors, officers, employees, agents and servants of each of the persons described in clauses
(a) through (g), inclusive and (i) the successors and permitted assigns of the persons described in clauses (a) through (h), inclusive. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan Participant or Certificate Holder.

     "Indenture Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

     "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

     "Indenture Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in Section
4.02 of the Trust Indenture.

     "Independent Tax Counsel" means independent tax counsel of recognized reputation selected by Owner Participant and reasonably acceptable to Lessee.

     "Interim Lease Term" means the period commencing on and including the Delivery Date, and ending on and including the day immediately preceding the Commencement Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Interim Term Value Date" is defined in Schedule 1 to the
Lease.

     "IRS" means the Internal Revenue Service of the United
States or any Government Entity succeeding to the functions of such Internal Revenue Service.

     "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government
Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "Lease" or "Lease Agreement" means the Lease Agreement 104, dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

     "Lease Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

     "Lease Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

     "Lease Supplement" means a supplement to the Lease, in the form of Exhibit A to the Lease.

     "Lease Supplement No. 1" means the initial Lease Supplement, dated the Delivery Date.

     "Lessee" means Continental Airlines, Inc., a Delaware corporation.

     "Lessee Operative Agreements" means the Participation
Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity
Agreement, the BFE Bill of Sale, the Purchase Agreement
Assignment and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Lessee Person" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (other than any Indemnitee or any related Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical).

     "Lessor" means Owner Trustee in its capacity as lessor under the Lease.

     "Lessor Lien" means, with respect to any person and in respect of any property (including, without limitation, the Aircraft, Airframe, Engines, Parts or Aircraft Documents), any Lien on such property which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to or arising out of, directly or indirectly (i) its ownership of, Lien on or other interest in the Aircraft, Airframe, Engines, Parts or Aircraft Documents or all or any other part of the Trust Estate or Indenture Estate or (ii) any of the transactions contemplated by the Operative Agreements, (b) results from actions taken by such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) (i) in violation of such person's obligations under any of the terms of the Operative Agreements, (ii) not participated in or consented to by Lessee and (iii) not taken in connection with or by reason of the occurrence of a Lease Default or a Lease Event of Default, or (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, the Tax Indemnity Agreement or any other Operative Agreement; provided that for purposes of Sections 8.2.1 and 8.3.1 of the Participation Agreement, any Lien that is attributable solely to Owner Participant, First Security or Lessor and would otherwise constitute a Lessor Lien thereunder shall not constitute a Lessor Lien thereunder, so long as (A) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Permitted Sublessee), (C) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (D) First Security, Lessor or Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceedings, (E) the existence of such Lien does not result in actual interruption in the receipt and distribution by Loan Trustee in accordance with the Trust Indenture of Rent assigned to Loan Trustee for the benefit of the Note Holders, and (F) any property subject to such Lien is not then required to be conveyed to any other Person pursuant to
Section 4.6 of the Lease.

     "Lessor's Cost" (i) in respect of the period in which Gaucho-2 Inc. is Owner Participant, the aggregate of the amounts paid by Owner Trustee to Airframe Manufacturer, and, with respect to BFE, Lessee, to purchase the Aircraft pursuant to the Purchase Agreement and the Purchase Agreement Assignment, and is designated by Dollar amount as Lessor's Cost in Schedule 4 to the Participation Agreement and (ii) in respect of the period in which General Electric Company or any transferee is Owner Participant, the amount designated by Dollar amount as Subsequent Lessor's Cost in Schedule 4 to the Participation Agreement.

     "Liability Deductible" is defined in Schedule 1 to the Lease.

     "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

     "Loan Certificate Register" means the Equipment Note
Register.

     "Loan Certificates" means the Equipment Notes.

     "Loan Participant" means, on or prior to the Delivery Date, the Person executing the Participation Agreement as Loan
Participant and thereafter, each Note Holder.

     "Loan Participant Agreements" means the Participation
Agreement and each other agreement or document delivered by Loan
Participant under the Participation Agreement or any other
Operative Agreement.

     "Loan Participant's Percentage" with respect to the Loan
Participant, means the Percentage of Lessor's Cost allocated to such Loan Participant in Schedule 3 to the Participation
Agreement.

     "Loan Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

     "Loan Trustee Event" means either (i) the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or (ii) Loan Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease.

     "MACRS Deductions" is defined in the Tax Indemnity
Agreement.

     "Maintenance Program" is defined in Annex C to the Lease.

     "Majority in Interest of Note Holders" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, Loan Trustee or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to
Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by Owner Trustee, Owner Participant or any Affiliate of any thereof)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

     "Make-Whole Amount" means, with respect to a redemption or purchase of an Equipment Note, an amount equal to the greater of
(i) zero and (ii) (x) the present value, discounted on a quarterly compounded basis utilizing an interest factor equal to the Reinvestment Yield, of the principal payments provided for in the Amortization Schedule for such Equipment Note (including the payment at final maturity) and the scheduled interest payments from the respective dates on which, but for such redemption or purchase, such principal payments and interest payments would have been payable on such Equipment Note, minus (y) the principal amount of such Equipment Note so to be redeemed or purchased plus accrued but unpaid interest thereon. For purposes of this definition, "Reinvestment Yield" shall mean the arithmetic mean of the two most recent weekly average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities equal to the remaining Weighted Average Life to Maturity of such Equipment Note as of the date of the proposed prepayment), as published by the Federal Reserve Board in its Statistical Release H.15(519) or any successor publication for the two calendar weeks ending on the Saturday next preceding such date or, if such average is not published for such period, of such reasonably comparable index as may be designated in good faith by the holder or holders of at least 66-2/3% of the unpaid Original Amount of the Loan Certificates for such period. If no possible maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month.

     "Material Adverse Change" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative
Agreements.

     "Minimum Liability Insurance Amount" is defined in Schedule
1 to the Lease.

     "Minimum Residual Percentage" is defined in Schedule 1 to the Lease.

     "Minimum Value Percentage" is defined in Schedule 1 to the Lease.

     "Mortgaged Property" is defined in Section 3.03 of the Trust
Indenture.

     "Mortgagee" means Loan Trustee.

     "Mortgagee Agreements" means, collectively, the
Participation Agreement, the Trust Indenture and each other agreement between Loan Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Mortgagee Event" means either (i) the Loan Certificates shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or (ii) Loan Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease.

     "Net Economic Return" means (i) with respect to Gaucho-2 Inc. as Owner Participant, Owner Participant's net after-tax yield and aggregate after-tax cash flow computed on the basis of the same methodology and assumptions as were utilized by Gaucho-2 Inc. in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages as of the Delivery Date, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to Section 5.1 of the Tax Indemnity Agreement in which Gaucho-2 Inc. is Owner Participant, (ii) with respect to General Electric Company as Owner Participant, Owner Participant's net after-tax yield and aggregate after-tax cash flow computed on the basis of the same methodology and assumptions as were utilized by General Electric Company as of the effective time of the purchase by General Electric Company of its interest as Owner Participant (taking into account both General Electric Company's interest as Owner Participant and its interest as holder of Series D Equipment Notes or pass-through certificates representing an interest therein) in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages in accordance with Schedule 6 to the Participation Agreement, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease after General Electric Company's becoming Owner Participant or events giving rise to indemnity payments pursuant to Section 6(a) of the Tax Indemnity Agreement in which General Electric Company is Owner Participant, and (iii) with respect to any transferee of General Electric Company as Owner Participant, such Owner Participant's net after-tax yield and aggregate after-tax cash flow computed on the basis of the same methodology and assumptions used by General Electric Company as of the effective time of the purchase by General Electric Company of its interest as Owner Participant in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages other than the maintenance of Termination Value percentages in accordance with annual January percentages (taking into account both General Electric Company's interest as Owner Participant and its interest as holder of Series D Equipment Notes or pass-through certificates representing an interest therein), as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to section 3.2.1(b) of the Lease after General Electric Company's becoming Owner Participant or events giving rise to indemnity payments pursuant to section 6(a) of the Tax Indemnity Agreement in which General Electric Company is Owner Participant; provided that (x) for purposes of clauses (ii) and (iii) above, if General Electric Company shall have transferred its interest as Owner Participant or its interest in the Series D Equipment Notes, Net Economic Return shall be calculated as if General Electric Company had retained all such interests, and (y) with respect to General Electric Company as Owner Participant, such methodology and assumptions are more specifically set forth on Schedule 6 to the Participation Agreement.

     "Net Present Value of Rents" means the present value, as of the date of determination, discounted at ten percent per annum, compounded quarterly to the date of determination, of all unpaid Basic Rent payments during the then-remaining portion of the Base Lease Term, expressed as a percentage of Lessor's Cost.

     "Net Worth" means, for any person, the excess of its total assets over its total liabilities.

     "New Debt" means debt securities in an aggregate principal amount specified in the Refunding Information, which amount shall be no greater than the aggregate principal amount of all Equipment Notes outstanding on the Refunding Date.

     "Non-U.S. Person" means any Person other than a United
States person, as defined in Section 7701(a)(30) of the Code.

     "Note Holder" means at any time each registered holder of one or more Equipment Notes.

     "Officer's Certificate" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President or Assistant Vice President, the Treasurer or the Secretary of such party.

     "Operative Agreements" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement, the Owner Participant Guaranty, the Equipment Notes and each other Lessee Operative Agreement.

     "Operative Leases" means each of the lease agreements between Lessor and Lessee identified on Schedule 1 hereto.

     "Original Amount," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

     "Original Indenture" means the Trust Indenture and Mortgage
104, dated as of July 15, 1994, between the Owner Trustee and the Loan Trustee.

     "Owner Participant" means the person executing the Participation Agreement as "Owner Participant" or, if a second person becomes an "Owner Participant" pursuant to Section 12.1.1 of the Participation Agreement, both of such persons; provided that if an Owner Participant Transfers 100% of its interest to a successor Owner Participant, such transferring Owner Participant shall thereafter no longer be considered an "Owner Participant."

     "Owner Participant Agreements" means, collectively, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

     "Owner Participant Guaranty" means the Guaranty by Corporate
Affiliate of Owner Participant 104 dated the Delivery Date from
Owner Participant Parent to the beneficiaries named therein.

     "Owner Participant Parent" means the person executing the Owner Participant Guaranty.

     "Owner Participant's Percentage" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 3 to the Participation Agreement.

     "Owner Trustee" means First Security Bank of Utah, National
Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust
Agreement.

     "Owner Trustee Agreements" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Equipment Notes, the Purchase Agreement Assignment, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Participants" means, collectively, Owner Participant and Loan Participant and "Participant" means Owner Participant or
Loan Participant, individually.

     "Participation Agreement" means the Participation Agreement
104 dated as of July 15, 1994 among Lessee, Owner Participant,
Loan Participant, Owner Trustee and Loan Trustee.

     "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (including, without limitation, all BFE, avionics, the APU and Passenger Convenience Equipment, but excluding Engines or engines), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine; provided that the term "Parts" shall not be deemed to include any Passenger Convenience Equipment if and for so long as such Equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Lessee) as provided under Section D.3 of Annex C to the Lease.

     "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustees in connection with the Refinancing Transaction.

     "Pass Through Trust Agreement" means each of the four separate pass through trust agreements to be entered into by and between the Lessee and the Pass Through Trustee in connection with the Refinancing Transaction.

     "Pass Through Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement, and each other person which may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

     "Passenger Convenience Equipment" means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft.

     "Payment Date" is defined in Schedule 1 to the Lease.

     "Payment Due Rate" is defined in Schedule 1 to the Lease.

     "Permitted Air Carrier" means any U.S. Air Carrier or any air carrier listed on Schedule 5 to the Lease.

     "Permitted Institution" means (a) any bank, trust company, insurance company, pension trust, finance or leasing corporation, financial institution or other person (other than, without Lessee's consent, a commercial air carrier or Affiliate thereof that is in direct competition with Lessee), in each case with a combined capital and surplus or net worth of at least $50,000,000, or (b) any Affiliate of any person described in clause (a) in respect of which such person has provided a written guarantee of the obligations assumed by such Affiliate under the Owner Participant Agreements in form and substance reasonably satisfactory to Lessee, Owner Trustee and Loan Trustee.

     "Permitted Lien" means any Lien described in clauses (a) through (f), inclusive, of Section 6 of the Lease.

     "Permitted Sublease" means a sublease permitted under
Section 7.2.7 of the Lease.

     "Permitted Sublessee" means the sublessee under a Permitted
Sublease.

     "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government
Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     "Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, and any plan within the meaning of Section
4975(e)(1) of the Code.

     "Preliminary Notice" is defined in Section 17.1 of the Lease.

     "Purchase Agreement" means the Purchase Agreement No. 1783, dated March 18, 1993, between Airframe Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Purchase Agreement Assignment" means the Purchase Agreement and Engine Warranties Assignment 104 dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

     "Purchase Date" means the last Business Day of any of the Base Lease Term, First Renewal Lease Term or Second Renewal Lease
Term, as specified in any Purchase Notice.

     "Purchase Notice" is defined in Section 17.3.1 of the Lease.

     "QIB" is defined in Section 2.08 of the Trust Indenture.

     "Refinancing Transaction" means a refinancing transaction involving, among other things, (i) the redemption of the Equipment Notes issued on the date of the Trust Indenture and the concurrent issuance and sale of new Equipment Notes to the Pass Through Trustees (or their designee) pursuant to the Refunding Agreement and (ii) the issuance and sale of the Pass Through Certificates by the Pass Through Trustees to certain initial purchasers thereof, on the terms and conditions described in the draft offering circular dated December 22, 1995 (subject to such changes as may be agreed by the relevant parties) relating to the offering of Continental Airlines Pass Through Certificates Series 1996.

     "Refunding Agreement" means the refunding agreement to be entered into by and among the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee under each Pass Through Trust Agreement and the Loan Trustee, providing for, among other things, the issuance and sale of the Equipment Notes in connection with the Refinancing Transaction.

     "Refunding Certificate" means a certificate of an authorized representative of Owner Participant delivered pursuant to Section
13.1.1 of the Participation Agreement, setting forth (a) the Refunding Date and (b) the following information, subject to the limitations set forth in Section 13 of the Participation
Agreement: (i) the principal amount of debt to be issued by Owner Trustee on the Refunding Date and (ii) the proposed revised schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the proposed Amortization Schedules.

     "Refunding Date" means the proposed date on which the outstanding Equipment Notes will be redeemed and refinanced pursuant to Section 13 of the Participation Agreement.

     "Refunding Information" means the information set forth in the Refunding Certificate (other than the Refunding Date) as such information may have been revised by any verification procedures demanded by Lessee pursuant to Section 3.2.1(d) of the Lease.

     "Registration Rights Agreement" means the registration rights agreement to be entered into by and among the Lessee and certain initial purchasers of the Pass Through Certificates to be issued pursuant to the Refunding Agreement, providing for, among other things, the exchange offer with respect to such Pass Through Certificates to be registered under the Securities Act or the shelf registration of such Pass Through Certificates for a period to be specified therein.

     "Renewal Lease Term" means, collectively, the First Renewal
Lease Term and the Second Renewal Lease Term, in each case, if any.

     "Renewal Notice" is defined in Section 17.2.1 of the Lease.

     "Renewal Rent" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

     "Rent" means, collectively, Basic Rent, Renewal Rent and
Supplemental Rent.

     "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

     "Replacement Engine" means an engine substituted for an Engine pursuant to Section 5.3, 7.2, 9 or 10 of the Lease.

     "Return Acceptance Supplement" means a Return Acceptance
Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

     "Scheduled Delivery Date" means the expected Delivery Date notified to each Participant, Owner Trustee and Loan Trustee by Lessee pursuant to Section 5.1(a) of the Participation Agreement, which expected Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Scheduled Expiration Date" means July 15, 2014.

     "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

     "Second Renewal Lease Term" means, if Lessee exercises its option to renew the Lease at the end of the First Renewal Lease Term pursuant to and in accordance with Section 17.2 of the Lease, the period commencing on the first day following the First Renewal Term Expiration Date, and ending on the second anniversary of the Scheduled Expiration Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Section 1110" means 11 U.S.C. Section 1110 of the
Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

     "Secured Obligations" is defined in Section 2.06 of the Trust Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security" means a "security" as defined in Section 2(1) of the Securities Act.

     "Senior Holder" is defined in Section 2.15(c) of the Trust
Indenture.

     "Series" means any of Series A, Series B, Series C or Series
D.

     "Series A" or "Series A Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series A" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A."

     "Series B" or "Series B Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

     "Series C" or "Series C Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C."

     "Series D" or "Series D Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series D" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series D."

     "Similar Aircraft" means a Boeing Model 757-200 aircraft (other than the Aircraft) having a passenger compartment configuration (of the type used in Block Nos. ND301-325 as specified in Boeing Detail Specification D924N104-3 dated as of March 18, 1993, as amended or supplemented) most similar to the Aircraft.

     "SLV Rate" is defined in Schedule 1 to the Lease.

     "Stipulated Loss Value" means, with respect to the Aircraft, unless otherwise specified (a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in
Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.1. of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost and (b) during any Renewal Term, the amount determined pursuant to Section
17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Loan Certificates prior to such date), the aggregate unpaid principal amount of all Loan Certificates outstanding as of such date, together with accrued and unpaid interest on all such Loan Certificates as of such date.

     "Stipulated Loss Value Date" means the day in such month specified in Schedule 3 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Supplemental Rent" means all Expenses, Transaction Expenses and all other amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obliged to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under Section 10 of the Participation Agreement.

     "Tax Attribute Period" is defined in the applicable Tax
Indemnity Agreement.

     "Tax Indemnitee" means (a) First Security and Owner Trustee,
(b) WTC and Loan Trustee, (c), each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes. If the Tax Indemnitee is the Airframe Manufacturer or Engine Manufacturer, such Person shall be a Tax Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan Participant or Certificate Holder.

     "Tax Indemnity Agreement" means, with respect to Gaucho-2 Inc. as Owner Participant, the Tax Indemnity Agreement 104, dated as of even date with the Participation Agreement, between Lessee and Gaucho-2 Inc. and, with respect to General Electric Company or any transferee thereof as Owner Participant, the Tax Indemnity Agreement 104, dated as of December 22, 1995, between Lessee and General Electric Company.

     "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

     "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

     "Term" means the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Interim Lease Term, the Base Lease Term and, if applicable, any Renewal Lease Term.

     "Termination Date" means any Payment Date occurring after the tenth anniversary of the Delivery Date and on or before the date one year prior to the Scheduled Expiration Date on which the Lease shall terminate in accordance with Section 9 of the Lease.

     "Termination Value" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in
Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.1. of the Lease) opposite the Termination Value Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

     "Termination Value Date" means for any month, the day in such month specified in Schedule 4 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Transaction Expenses" means all costs and expenses incurred by Owner Participant, Loan Participant, Owner Trustee and Loan Trustee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) any sublease or transfer of possession of the Aircraft or Airframe or any Engine, any Event of Loss with respect to the Aircraft, any Engine or any Part, any payment of Stipulated Loss Value or Termination Value and any replacement of any Engine or Part pursuant to the Lease,
(c) any refunding of the Equipment Notes pursuant to Section 13 of the Participation Agreement or, pursuant to Section 15.3 of the Participation Agreement, any restructuring of the transactions in accordance with Section 15 of the Participation Agreement, (d) any transfer of title to the Aircraft or any Engine contemplated by Section 4.6 of the Lease, (e) all waivers, amendments or other agreements in connection with the Operative Agreements or the transactions contemplated thereby, in each case, except during the continuation of a Lease Event of Default, only to the extent requested by Lessee or required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of the party incurring such costs or expenses not required by or made pursuant to the Operative Agreements), whether or not any of the same are also indemnified against by any other person, and (f) with respect to Owner Trustee and Loan Trustee, otherwise in connection with the administration of the transactions contemplated by the Participation Agreement, including, without limitation, in each such case (a) through (f), (i) the reasonable fees and disbursements of counsel for each Participant, counsel for Owner Trustee, counsel for Loan Trustee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing,
(ii) all initial and ongoing fees, disbursements and expenses of Owner Trustee and Loan Trustee, and (iii) except as may be expressly provided in the Lease the fees, expenses and disbursements of any Appraiser retained under or as contemplated by the Participation Agreement or the Lease.

     "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Agreements.

     "Transfer" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

     "Transferee" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Trust Indenture Estate, respectively, as described in Section 12.1.1(a), 12.1.2 or 12.1.3 (but excluding participants in any participation referred to in Section 12.1.3), respectively, of the Participation Agreement.

     "Trust" means the trust created by the Trust Agreement.

     "Trust Agreement" means the Trust Agreement 104, dated as of even date with the Participation Agreement, between Owner
Participant and Owner Trustee.

     "Trust Estate" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement and the GTA including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Participant, Loan Participant, Note Holders or WTC) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to Owner Participant, Loan Participant, Note Holders or WTC, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 10 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

     "Trust Indenture" means the Amended and Restated Trust
Indenture and Mortgage 104, dated as of December 22, 1995, between Owner Trustee and Loan Trustee, which amends and restates the Original Indenture.

     "Trust Indenture Estate" is defined in the "Granting Clause" of the Trust Indenture.

     "Trust Indenture Supplement" means a Trust Indenture and
Mortgage 104 Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "United States" or "U.S." means the United States of
America; provided that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

     "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations promulgated under the Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     "U.S. Government" means the federal government of the United
States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     "U.S. Person" means any Person described in Section
7701(a)(30) of the Code.

     "Weighted Average Life to Maturity" of each Equipment Note means at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Equipment Note by the then outstanding principal amount of such Equipment Note. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Equipment Note provided for in the Amortization Schedule for such Equipment Note by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Equipment Note and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

     "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and such Engines or engines (i) shall at all times be in the sole possession and control of Lessee, (ii) shall be operated in all respects solely by regular employees of Lessee possessing all current certificates and licenses that are required under the Act or any FAA Regulations for the possession, use and operation of the Airframe and such Engines or engines (or, if the Airframe is then under foreign registration, in accordance with Section 7.1.2 of the Lease, the foregoing requirement shall apply in respect of all certificates and licenses required by such government of registration and the applicable Aviation Authority for the possession, use and operation of the Airframe and such Engines or engines), and (iii) shall in all events be maintained, insured and otherwise used and operated in compliance with the terms and provisions of the Lease.

     "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Loan Trustee under the Trust
Indenture, but in its individual capacity.

                           SCHEDULE 1


                                            SCHEDULE 1 TO ANNEX A


                        OPERATIVE LEASES



(1)  Lease Agreement 632, dated as of July 1, 1995, between First
     Security Bank of Utah, National Association and Continental
     Airlines, Inc.

(2)  Lease Agreement 633, dated as of August 1, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(3)  Lease Agreement 624, dated as of February 1, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(4)  Lease Agreement 627, dated as of March 1, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(5)  Lease Agreement 631, dated as of June 1, 1995, between First
     Security Bank of Utah, National Association and Continental
     Airlines, Inc.

(6)  Lease Agreement 620, dated as of February 15, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(7)  Lease Agreement 623, dated as of January 15, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(8)  Lease Agreement 625, dated as of January 15, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(9)  Lease Agreement 626, dated as of March 1, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(10) Lease Agreement 106, dated as of September 15, 1994, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(11) Lease Agreement 107, dated as of October 1, 1994, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(12) Lease Agreement 113, dated as of April 1, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(13) Lease Agreement 110, dated as of December 1, 1994, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(14) Lease Agreement 112, dated as of February 1, 1995, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(15) Lease Agreement 104, dated as of July 15, 1994, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(16) Lease Agreement 105, dated as of August 15, 1994, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(17) Lease Agreement 108, dated as of November 1, 1994, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

(18) Lease Agreement 109, dated as of December 1, 1994, between
     First Security Bank of Utah, National Association and
     Continental Airlines, Inc.

                                      ANNEX B - RETURN CONDITIONS
                                              LEASE AGREEMENT 104


                             ANNEX B

                        RETURN CONDITIONS

          The terms of this Annex B shall apply with respect to the return of the Aircraft by or on behalf of Lessee under the Lease, whether at the Scheduled Expiration Date or the end of any Renewal Term or upon the exercise of Lessee's rights under
Section 9 of the Lease, or upon the exercise of Lessor's remedies following the occurrence of a Lease Event of Default, or otherwise; provided that the terms of this Annex B shall not apply (i) in the event that an Event of Loss occurs with respect to the Aircraft (but the terms of this Annex B shall apply with respect to any Replacement Airframe and each Engine or Replacement Engine installed thereon), or (ii) in the event that Lessee purchases the Aircraft in accordance with Section 17 of the Lease.

          Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Lease.

A.   Return of Aircraft

          Lessee shall, at Lessee's expense, return the Aircraft to Lessor on the date of expiration or termination of the Lease at one of Lessee's facilities in the continental United States where the maintenance checks described in Section C are customarily performed by Lessee (the "Return Location"). At the time of return of the Aircraft to Lessor, Lessor and Lessee shall execute a Return Acceptance Supplement in the form attached hereto as Exhibit B-1.

B.   Condition of Aircraft - General

          The Aircraft at the time of its return to Lessor (i) shall be free and clear of all Liens except those permitted under clauses (a) and (b) of Section 6 of the Lease, (ii) shall have been maintained and repaired in accordance with the Maintenance Program and the other requirements of Annex C as if such Aircraft were to be kept in further service by Lessee (subject to the proviso in Section A.3 of Annex C), and (iii) shall meet the following requirements:

     1.   Operating Condition

          The Aircraft shall be in as good operating condition as when delivered, ordinary wear and tear excepted, with all of the Aircraft equipment, components and systems, including both Engines and all Parts functioning in accordance with their intended use irrespective of deviations or variations authorized by the Minimum Equipment List or Configuration Deviation List. The equipment required to be returned hereunder shall include, without limitation, all equipment originally delivered with the Aircraft on the Delivery Date (or any replacements thereof made in accordance with the terms of Annex C to the Lease) but shall exclude any Obsolete Parts to the extent the same may be removed and not replaced under Section D.2 of Annex C.

     2.   Cleanliness Standards

          The Aircraft shall be clean by United States commercial airline standards.

     3.   Certificate of Airworthiness

          The Aircraft shall have and be in compliance with a current valid standard United States Certificate of Airworthiness issued by the FAA and shall be in a condition qualifying for operation by Lessee pursuant to the FAA standards and rules for commercial passenger and cargo revenue service contained in FAR 121 or any successor provision thereto, as amended, as such Aircraft shall be operated by Lessee as a passenger aircraft, without any corrections, repairs, modifications, alterations or overhauls having to be performed by Lessor to meet such standards and rules.

     4.   Compliance With Governmental Requirements

          The Aircraft shall have had accomplished thereon and be in compliance with all outstanding mandatory airworthiness directives (including, without limitation, all repetitive inspections and terminations) affecting the Aircraft, as issued by the FAA, which have a known compliance deadline on or prior to the return date of the Aircraft. In the event Lessee has obtained a waiver or deviation from the FAA regarding compliance with any such mandatory airworthiness directives, Lessee shall, irrespective of such waiver or deviation, comply with all such mandatory airworthiness directives covered by such waiver or deviation prior to return of the Aircraft to Lessor.

     5.   Deferred Maintenance

          The Aircraft shall have had accomplished thereon all outstanding deferred maintenance items.

     6.   Corrosion Treatment

          At the time of its return to Lessor, the Aircraft will be in compliance with the requirements of the corrosion prevention and control program which is required by Annex C. Cleaning and treatment of all mild and moderate corrosion and correction of all severe and exfoliated corrosion deferred by Lessee or found by Lessor during Lessor's ground inspection shall be accomplished, prior to the return of the Aircraft, in accordance with the corrosion treatment and correction criteria set forth in Boeing Document D634T401, as amended, entitled "Corrosion Prevention Manual" and in the "757 Structural Repair Manual," as each of the foregoing may be amended from time to time.

     7.   Configuration

          The Aircraft shall be in the same configuration with all Parts installed thereon as when the Aircraft was delivered to Lessee by Lessor under the Lease, as set forth in Exhibit B-2 (Aircraft Configuration Description), excepting only permitted modifications and alterations.

C.   Condition of Airframe

          The Airframe at the time of its return to Lessor shall meet the requirements and shall have such hours and cycles remaining under the Maintenance Program as set forth below:

     1.   "4C" Check

          Have at least 25% of Lessee's then current interval remaining, in flight hours, and in calendar time if calendar time is also applicable, prior to the next scheduled accomplishment of the complete "4C" check or its equivalent. If the Aircraft has less than 25% of the interval remaining to the next scheduled "4C" check, the "4C" check shall have been accomplished immediately after removal from service and prior to return to Lessor. If the Maintenance Program incorporates "4C" checks or equivalent structural checks accomplished in phases, Lessee shall have accomplished immediately after removal form service and prior to return to Lessor, those phases of the "4C" check that have less than 25% of Lessee's then current "4C" check interval remaining in flight hours and in calendar time if calendar time is also applicable, prior to their next scheduled accomplishment. Further, if the Maintenance Program incorporates structural inspection items accomplished under a structural sampling inspection program, Lessee shall provide documentation evidencing compliance therewith in flight hours, cycles and date for each sampled structural inspection item. Such documentation shall reflect those sampling inspections actually performed on the Aircraft and shall also reflect those sampling inspections performed on other Model 757-224 aircraft for which credit for such inspections was credited by time and date against the Aircraft.

     2.   Special Checks

          Have at least 3,500 hours or 1,500 cycles or 12 months, whichever is applicable, remaining before any special checks, and/or scheduled maintenance inspections (other than airworthiness directive inspections, such inspections being covered in Section B.4 above) other than the complete combined "C" check items, including the "A" and "B" checks, and multiple "A," "B" and "C" check items, that are due to be accomplished with the next sequential "C" check (provided, however, that if any such checks are required at a frequency less than 3,500 hours or 1,500 cycles or 12 months, they shall have a full check interval remaining).

     3.   Landing Gears

          The installed main landing gear and nose landing gear shall be in good operating condition, and shall have at least 25% of Lessee's then-current interval remaining in flight hours and in cycles or calendar time (if cycles and calendar time are also applicable) prior to removal from the Aircraft for overhaul.

     4.   Tires and Brakes

          Have 25% or more of the full service life remaining on all tires and brakes.

D.   Condition of Hardtime Controlled Components

          Aircraft and Engine hour and/or cycle controlled components at time of redelivery to the Lessor shall have remaining, as a minimum, 3,500 hours and/or 1,500 cycles, whichever is applicable, until the next scheduled removal for overhaul, test, inspection or disassembly. All components controlled on a calendar basis shall have remaining, as a minimum, 12 months before scheduled removal for testing, inspection or overhaul. Such hour/cycle or calendar controlled components are defined as those components for which hours and/or cycles and/or calendar times are controlled under the Maintenance Program. However, if a Part has a life, overhaul or check interval that is less than the above-stated hours, cycles or calendar time limits, such Part shall have the maximum interval remaining to removal for replacement or overhaul.

E.   Condition of Installed Engines

          Each installed Engine and each module and Part thereof shall have been maintained in accordance with the Maintenance Program, and repaired in accordance with Engine Manufacturer's repair requirements. At the time of return to Lessor, each installed Engine and each module and Part thereof shall be in good operating condition and shall meet the following requirements:

     1.   Time Remaining to Scheduled Removal

          Each Engine shall have remaining at least 3,500 hours and 1,500 cycles, as applicable, until the next scheduled engine removal for heavy maintenance, Hot Section Inspection ("HSI"), replacement of life limited parts, or any other cause based on whichever is next scheduled to occur at time of return.

     2.   Borescope Inspection

          Each Engine shall have a complete on-wing borescope inspection performed on it by Lessor during the ground inspection described in Section G and satisfactory evidence shall be provided to Lessor reflecting the correction of any discrepancies beyond manufacturer's Maintenance Manual acceptance limits found during such inspection.

     3.   Historical Records/Trend Monitoring Data

          Complete Engine records, including but not limited to Group A (Lifed) components (as listed in the Engine Manufacturer's Time Limits Manual T-211(535)-6RR) as required by the FAA, shall be made available to Lessor, at Lessee's engine records facility in the continental United States, during the ground inspection provided for in Section G for Lessor's review and evaluation of the condition of each Engine. If the Aircraft and/or Engine historical and maintenance records and/or trend monitoring data indicate a rate of acceleration in performance deterioration or oil consumption of any installed Engine, including the APU, which is higher than normal based on Lessee's maintenance experience in operating such engines, Lessee shall, prior to the return of the Aircraft, correct or cause to be corrected such conditions, if such conditions exceed manufacturer's limits, so as to meet manufacturer's normal tolerances.

     4.   Auxiliary Power Unit (APU)

          The installed APU at the time of return to Lessor shall be in good operating condition, shall have remaining at least 3,500 hours and 1,500 cycles, as applicable, before next scheduled removal for heavy maintenance, HSI, replacement of life limited parts, or any other cause based on whichever is next scheduled to occur at the time of return, and shall have a borescope inspection performed by Lessor during the ground inspection described in Section G. Satisfactory evidence shall be provided to Lessor reflecting the correction of any discrepancies found during such inspection.

F.   Engine Performance Check

          The Aircraft shall be capable of certificated, full rated performance without limitations throughout the entire operating envelope as defined in the Airplane Flight Manual. Performance compliance will be demonstrated at the time of the operational test flight (engines, nacelles and accessories) in accordance with the manufacturer's Maintenance Manual, Section 71-00-00, Test 5 - Performance.

G.   Ground Inspection by Lessor

          The Aircraft shall be made available to Lessor for ground inspection by Lessor at the Return Location. Such inspection shall commence seven calendar days immediately prior to the date of return of the Aircraft to Lessor. Lessee shall remove the Aircraft from scheduled service and open the areas of the Aircraft as required to perform the checks described in Section C.1, and shall allow Lessor to accomplish its inspection in order to determine that the Aircraft is in the condition required herein. During such checks, if Lessor's representatives discover a discrepancy or corrosion that extends to the adjacent panel or panels that are not open, Lessee will open such adjacent panel or panels to allow further inspection to the extent required by the Maintenance Program. Lessee shall promptly correct any corrosion or discrepancies from the condition required by the provisions of this Annex B which are observed during such inspection and are communicated in writing by Lessor to Lessee.

H.   Operational Ground Check

          Promptly after completion of any corrections required under Section G, Lessee shall conduct an operational ground check on the Aircraft in accordance with Lessee's Flight Test Manual,
Section 4, pages 1 through 25 (as the same may be revised from time to time) for the purpose of demonstrating to Lessor the satisfactory operation of the systems that are normally ground checked by Lessee, including, to the extent applicable, a full fuel tank leak check, altimeter calibration, ATC transponder system operational check, pilot and static systems check, and hydraulic systems internal leak check. Lessee shall promptly correct any discrepancies from the conditions required by the provisions of this Annex B which are observed during such operational ground check and communicated in writing by Lessor to Lessee.

I.   Operational Test Flight

          Promptly after completion of any corrections required herein, the Aircraft shall be test flown by Lessee, in accordance with Lessee's test flight procedure using qualified flight test personnel, for not less than 1-1/2 hours in the vicinity of the Return Location, for the purpose of demonstrating to Lessor the satisfactory operation of such Aircraft and its equipment.
During such test flight, command, care, custody and control of the Aircraft shall at all times remain with Lessee. Up to five of Lessor's designees (or more if consented to by Lessee) may participate in such flight as observers. A duly qualified pilot designated by Lessor shall occupy either the pilot's or co-pilot's seat during such operational test flight. Upon completion of such operational flight testing, the representatives of Lessor participating in such testing shall specify in writing any discrepancies in the Aircraft required to be corrected by Lessee in order to comply with the provisions of this Lease and Lessee shall promptly correct any such discrepancies.

J.   Indemnification

          Lessee will defend, indemnify and hold harmless Lessor and its Affiliates, and their respective agents, directors, officers and employees, and the successors and assigns thereof (each, an "Indemnitee") from and against all claims, liabilities, damages, losses and judgments, including costs and expenses incident thereto (and including, without limitation, attorneys' fees), which may be asserted against, suffered by, charged to or recoverable from Indemnitees by reason of injury to or death of any person or persons, or loss of or damage to any property, including the Aircraft, arising out of or in any way connected with any ground inspection, operational ground check and flights whether or not arising in tort or occasioned in whole or in part by the fault or negligence of Indemnitees. The foregoing indemnity is in addition to, and shall not be construed as a substitution for or other limitation on, the other rights of Lessor under the Operative Agreements.

K.   Ferry Flight

          Upon completion of the operational test flight and after Lessee has corrected the discrepancies as required to comply with this Annex B, the Aircraft condition shall be technically accepted by Lessor's representatives at the Return Location or such other location as may be mutually agreed upon by the parties, and the Aircraft shall promptly be ferried at Lessor's risk and expense to a final destination in the United States specified by Lessor. A flight crew designated by Lessor shall ferry the Aircraft to the final destination.

L.   Deferred Discrepancy Correction

          Lessor may, at its option, accept delivery of the Aircraft and any discrepancies found during the ground inspection, operational ground check and operational test flight set forth in Sections G, H and I which were not corrected by Lessee prior to return of the Aircraft to Lessor, or any of those discrepancies which continue to persist during the ferry flight, may be corrected by Lessor or its designee after return of the Aircraft; provided, however, that the discrepancies are documented and mutually agreed between Lessor and Lessee. Lessee shall reimburse Lessor for the expenses incurred by Lessor in accomplishing such discrepancy corrections. Lessee shall reimburse Lessor for such expenses within 30 days of the date of Lessor's invoice therefor.

M.   Flight Cost

          All flights pursuant to Section I shall be made at Lessee's expense nnd Lessee shall pay for all costs associated with such flights, Including, but not limited to, costs for fuel, oil, airport fees, insurance, takeoff/landing fees, airway communication fees, ground handling fees and customs duties.

N.   Aircraft Documents

          Concurrently with return of the Aircraft to Lessor, Lessee will deliver to Lessor at Lessee's records facility in the continental United States all Aircraft Documents, including, without limitation, one copy of each of the documents (including current revisions thereto) as listed in Exhibit B-3 hereto in the medium of microfiche, microfilm, paper, disk or any then-current medium, or a combination of these mediums. The Aircraft Documents shall be provided in English, and be in good condition, readable, capable of being reproduced and accurate as to content. Aircraft Documents that cannot be delivered to Lessor by Lessee concurrently with return of the Aircraft due to Lessee's compliance with the provisions of this Annex B will be provided to Lessor by Lessee not later than ten working days following return of the Aircraft. Lessee will not be obligated to pay rent in connection with such delayed delivery of Aircraft Documents. Lessee shall make the Aircraft Documents available for review by Lessor seven working days immediately prior to the date of return of the Aircraft to Lessor. At the time of return of the Aircraft Documentation, Lessee and Lessor shall execute an aircraft documentation return receipt in the form attached hereto as Exhibit B-4 (Aircraft Documentation Return Receipt) evidencing that part of the Aircraft Documents received by Lessor at the time of return of the Aircraft and identifying that part of the Aircraft Documents to be provided to Lessor by Lessee not later than ten working days after return of the Aircraft.

O.   Ground Lock Safety Pins

          Concurrently with delivery of the Aircraft, Lessee will deliver to Lessor on board such Aircraft one aircraft shipset of aircraft safety devices for the landing gear downlocks.

P.   Service Bulletin Kits

          All vendor and manufacturer's no-charge service bulletin kits ordered and received by Lessee for the Aircraft but not installed therein shall be returned with the Aircraft, as part of the Aircraft at time of return, and shall be loaded by Lessee on board the Aircraft as cargo.

Q.   Lessee's Special Exterior Markings

          At the time of the return of the Aircraft, Lessee shall, at Lessee's election, either remove or paint over Lessee's exterior markings on the Aircraft and the area where such markings were removed or painted over shall be refurbished by Lessee as necessary to blend in with the surrounding surface.

R.   Ownership

          Any documents, equipment and any other item returned to Lessor pursuant to this Annex B which are not already owned by Lessor shall thereupon become the property of Lessor.

S.   Pre-Return Aircraft Review

          If requested by Lessor, during the six-month period prior to the date on which the Aircraft is to be returned to Lessor, Lessee will meet with Lessor's technical personnel to assist them in obtaining technical information on the Aircraft in Lessee's possession, as reasonably requested by Lessor, to facilitate the sale, lease or other disposition of the Aircraft.

T.   Additional Conditions

     1.   Sales Demonstration

          Subject to mutual agreement between the parties as to schedule, during the six-month period prior to the date on which the Aircraft is to be returned to Lessor, Lessee will, on not more than three occasions, consistent with its operational requirements, make the Aircraft and Aircraft Documents available for a preliminary limited inspection by any prospective third-party purchaser or subsequent lessee or operator of the Aircraft (an "Operator").

     2.   Maintenance Program

          During such six-month period, Lessee will cooperate with Lessor, or any Operator, in permitting and facilitating the review of the Maintenance Program, including work cards, for the Aircraft for the purpose of transitioning the Aircraft to a different maintenance program.

     3.   Sale of Support Equipment and ToolIng to Third-Party

          During such six-month period, Lessee will, upon receipt of Lessor's written request, cooperate with Lessor and any Operator to show, identify and offer for sale direct to such Operator (or to Lessor if Lessor so elects) under terms and conditions, including prices, delivery and payment to be negotiated between Lessee and such Operator (or Lessor, as the case may be), any support equipment applicable to the Aircraft which Lessee owns and is willing to sell.

     4.   Aircraft Configuration

          Six months prior to redelivery of the Aircraft, Lessee will provide to Lessor, upon its request, (i) one copy of the Aircraft Engineering Authorization Completion List, (ii) one copy of the Aircraft Illustrated Parts Catalog, and (iii) one copy of the Aircraft Interior Configuration (LOPA), emergency equipment location drawing and galley drawings.

                       AMENDED SCHEDULE 2


                                         SCHEDULE 2 -- BASIC RENT
                                              LEASE AGREEMENT 104

                           BASIC RENT




                                            Percentage of
        Payment Date                        Lessor's Cost
- ----------------------------        -----------------------------


           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]

                       AMENDED SCHEDULE 3



                              SCHEDULE 3 -- STIPULATED LOSS VALUE
                                              LEASE AGREEMENT 104


                      STIPULATED LOSS VALUE


              Percentage of                   Percentage of
Month         Lessor's Cost      Month        Lessor's Cost
- -----         -------------      -----        -------------

           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]

                       AMENDED SCHEDULE 4



                                  SCHEDULE 4 -- TERMINATION VALUE
                                              LEASE AGREEMENT 104


                        TERMINATION VALUE


              Percentage of                   Percentage of
Month         Lessor's Cost      Month        Lessor's Cost
- -----         -------------      -----        -------------


           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]